SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15d of the

                  Securities and Exchange Act of 1934


                      ---------------------------

                   Date of Report (Date of earliest
                   event reported) February 25, 2000



                            WLR Foods, Inc.
        (Exact name of Registrant as specified in its charter)

        Virginia              0-17060             54-1295923
       (State of         (Commission File    (IRS Employer Iden-
     Incorporation)           Number)           tification No.)


                     P.O. Box 7000          22815
                   Broadway, Virginia     (Zip Code)
               (Address of Principal executive offices)


                            (540) 896-7001
                    (Registrant's telephone number,
                         including area code)
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Item 5    Other Events.

     Marie C. Johns, President and Chief Executive Officer of Bell Atlantic - Washington, D.C., Inc., has been appointed to the Board of Directors of WLR Foods, Inc.

     Ms. Johns earned her bachelor of science and master of public administration degrees from Indiana University, and has completed graduate management studies at Harvard University's John F. Kennedy School of Government and the University of Virginia's Darden Graduate School of Business. She participated in the President's Commission on Executive Exchange as Special Assistant to the Deputy Administrator of the General Services Administration.

     Prior to her current position, Ms. Johns, who has been with Bell Atlantic since 1985, was Vice President - External Affairs for Bell Atlantic - Washington, where she was responsible for leading Bell Atlantic's efforts in Washington, D.C. regarding regulatory matters, government affairs and customer relations.

     Ms. Johns serves as the founding chair of the Washington, D.C. Technology Council and serves on the boards of numerous organizations including the Greater Washington Board of Trade, the Public Access Corporation of Washington, the Federal City Council, D.C. Agenda, and the Washington Performing Arts Society.

     Ms. Johns' appointment continues through October, at which time she will stand for election as a Class A Director for a three-year term.




SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               WLR FOODS, INC.



__March 6, 2000___           By:__/s/ Dale S. Lam__
       Date                            Dale S. Lam
                             Chief Financial Officer and Vice
                                   President of Finance
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